SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
__________-

(THIS WARRANT WILL BE VOID IF NOT EXERCISED BY THE EXPIRATION DATE (AS
DEFINED IN THE WARRANT AGREEMENT DEFINED BELOW)

CHINA VANTAGEPOINT ACQUISITION COMPANY

CUSIP __________

WARRANT
This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of __________ warrants (the “Warrants”) to purchase ordinary shares, $0.001 par value (the “Ordinary Shares”), of China VantagePoint Acquisition Company, a Cayman Islands exempted company (the “Company”).  Each Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (“Warrant Agreement”) governing the terms of the Warrants, to receive from the Company that number of fully paid and nonassessable Ordinary Shares (each, a “Warrant Share”) as set forth below at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement.

Each Warrant is initially exercisable for one Ordinary Share.  The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Ordinary Share for any Warrant is equal to $5.00 per share.  The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

The Company reserves the right to redeem the Warrant, in whole and not in part, at any time prior to its exercise, with a notice of redemption in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if (i) the last sale price of the Ordinary Shares has been at least $8.50 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given and (ii) at all times between the date of such notice of redemption and the redemption date a registration statement is in effect covering the Warrant Shares issuable upon exercise of the Warrants and a current prospectus relating to those Warrant Shares is available. The redemption price of the Warrants shall be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be cancelled on the books of the Company and have no further value except for the $.01 redemption price.

Public Warrant

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof

CHINA VANTAGEPOINT ACQUISITION COMPANY

By:
Name: Wei Li
Title: Chief Executive Officer

By:
Name:
Title: Secretary

Countersigned:
Dated: ________, 20__
CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By _______________________ Authorized Signatory

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares, par value $0.001 per share, of the Company (the “Ordinary Shares”), and are issued or to be issued pursuant to a Warrant Agreement dated as of [____________], 2011 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a [____], as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.  Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the principal corporate trust office of the Warrant Agent.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.  No adjustment shall be made for any dividends on any Ordinary Shares issuable upon exercise of this Warrant.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise of the Public Warrants is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to such Warrant Shares is current.  In no event shall the Warrants be settled on a net cash basis nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant that is not a Private Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted.  No fractions of an Ordinary Share will be issued upon the exercise of any Warrant.  If the holder of a Warrant would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of Warrant Shares to be issued to the Warrant holder.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Ordinary Shares and herewith tenders payment for such shares to the order of China VantagePoint Acquisition Company in the amount of $______ in accordance with the terms hereof.  The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________.  If said number of shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________.

Signature: _______________________

Date:  _____________, 20__

Signature Guaranteed:  _________________